                                                                     Exhibit 5.1


                                                       April __, 2007

Inter-Atlantic Financial, Inc.
400 Madison Ave.
New York, NY  10017

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-1 (File No. 333-140690), as amended (the "Registration Statement") filed by Inter-Atlantic Financial, Inc. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), covering (i) 7,500,000 units, with each unit consisting of one share of the Company's common stock, par value $.001 per share (the "Common Stock"), and one warrant, each to purchase one share of the Company's Common Stock (the "Warrants", and the shares of Common Stock underlying the Warrants, the "Warrant Shares") to the underwriters for whom Morgan Joseph & Company, Inc. is acting as representative (collectively, the "Underwriters"), (ii) up to 1,125,000 Units which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (the "Over-Allotment Units", collectively with the 7,500,000 units to be sold pursuant to the terms of the Registration Statement, the "Units"), (iii) up to 8,625,000 shares of Common Stock underlying the Units, (iv) up to 8,625,000 Warrants underlying the Units, (v) up to 8,625,000 Warrant Shares, (vi) up to 525,000 Units (the "PO Units") which Morgan Joseph & Company, Inc. will have the right to purchase (the "Purchase Option") for its own account or that of its designees, (vii) up to 525,000 shares of Common Stock and up to 525,000 Warrants issued as part of the PO Units (the "PO Shares" and the "PO Warrants", respectively) and (viii) up to 525,000 shares of Common Stock issuable upon exercise of the Warrants included in the PO Units (the "PO Warrant Shares").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

            As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

            We note that certain of the documents we have reviewed contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by NewYork General Obligations Law Section 5-1401, as applied by a New York state court, or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

            We express no opinion as to the enforceability of any particular provision of any of the documents we have reviewed relating to or constituting waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process.

         Based upon the foregoing, we are of the opinion that:

         1. UNITS. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

         2. COMMON STOCK. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

         3. WARRANTS AND WARRANT SHARES. When the Registration Statement becomes effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued (the "Warrant Agreement") are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the "Exceptions") and such Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, such Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

         4. PURCHASE OPTION. When the Registration Statement becomes effective under the Act, when the terms of the Purchase Option and of its issuance and sale are duly established and the Purchase Option is duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Purchase Option will be a legally binding obligation of the Company in accordance with its terms, except for the Exceptions and such Purchase Option will be validly issued, fully paid and non-assessable.

         5. PO UNITS. When the Registration Statement has become effective under the Act, when the terms of the PO Units and of their issuance and sale are duly established, and when such PO Units are duly executed and issued, delivered, sold and paid for upon exercise of the Purchase Option, as contemplated by the Purchase Option and the Registration Statement, such PO Units will be validly issued, fully paid and non-assessable.

         6. PO SHARES. When the Registration Statement becomes effective under the Act, the terms of the PO Shares underlying the PO Units and the sale thereof are duly established, and such PO Shares are duly issued, delivered, sold and paid for as part of such PO Units, as contemplated by the Purchase Option and the Registration Statement, the PO Shares will be validly issued, fully paid and non-assessable.

         7. PO WARRANTS AND PO WARRANT SHARES. When the Registration Statement becomes effective under the Act, when the terms of the Warrant Agreement are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the PO Warrants underlying the PO Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such PO Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the PO Units, as contemplated by the Purchase Option and the Registration Statement, such PO Warrants will be validly issued, fully paid and non-assessable, and the PO Warrant Shares underlying such PO Warrants, when duly issued, delivered, sold and paid for upon exercise of such PO Warrants, as contemplated by the Warrant Agreement, such PO Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

         We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants and the Purchase Option constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

                                                Very truly yours,


                                                --------------------------------
                                                DLA Piper US LLP